Exhibit 99.1

American Education Center Announces Closing of $2 Million Convertible Preferred Stock Offering

NEW YORK, Nov. 3, 2017/ PRNewswire/ — American Education Center, Inc. (“AEC” or the “Company;”) (OTCQB: AMCT), an emerging growth company providing educational and career enrichment opportunities for Chinese students studying in the United States, and compliance training and advisory services to companies in China, today announced that the Company has completed a $2.0 million private placement of its Series A Convertible Preferred Stock (the “Offering”) to China Cultural Finance Holdings Company Limited (“CCF”), a BVI corporation controlled by Mr. Kai Shing Fong.

Pursuant to a Share Purchase Agreement executed on October 30, 2017, the Company issued 500,000 shares of its Series A Convertible Preferred Stock, par value of $0.001 per share (the “Shares”) to CCF for an aggregate consideration of $2.0 million, or $4 per share. As a condition of the Offering, AEC agreed to use its commercially reasonable efforts to effect the uplisting of its common stock on the Nasdaq Capital Market or such other national securities exchanges (the “Uplisting”) within 365 days after the Offering (the “Uplisting Deadline”). If and when the Uplisting occurs, the Shares are subject to mandatory conversion into shares of AEC common stock at a conversion price which shall be the lesser of (i) $4.00 or (ii) 90% of the offering price in any qualifying financing concurrent with the Uplisting. In the event that AEC fails to complete the Uplisting on or before the Uplisting Deadline, CCF has the option to redeem the Shares, either partially or in its entirety, at $4 per share plus interest payment at a rate of 5% per annum within 30 days following the Uplisting Deadline.

The Shares are restricted  and have not been registered with the U.S. Securities and Exchange Commission (the “SEC’) in accordance with the exemption from registration pursuant to Regulation S of the U.S. Securities Act of 1933. The Company intends to use the proceeds of the Offering to provide additional funds for operations and for general corporate purposes.

Mr. Max P. Chen, Chairman and Chief Executive Officer of AEC, commented, “At an offering price of $4.00 per share which is well above the current trading price of our common stock, the investment from Mr. Fong is a vote of confidence in the prospects of our business and our Uplisting. Dr. Fong is well connected and respected in the educational and training services space in China and Hong Kong. We look forward to working with Mr. Fong not only as an investor but also a strategic business partner in the future as we actively look for opportunities to grow our business.”

Mr. Fong is involved in several philanthropy initiatives centered in education. He has set up The Kai Shing Scholarship, Harrow School United Kingdom which enables gifted pupils from families of limited means to study at Harrow for five years. Mr. Fong is an integral part of the Yan Oi Tong Kai Shing Mega Progress Grant Scheme where he first established the Scheme in 2010, with the vision of assisting qualified students in need of financial assistance to achieve the education level they aspire to, and followed by donating HK $5 million to Yan Oi Tong. Mr. Fong has donated RMB 1.36 million for the construction of Nong Lan Primary School in Guangxi province, PRC. He serves as a School Council Member at Beijing Bacui Bilingual School, and is an Honorary Director at Chinese Red Cross Foundation.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About American Education Center, Inc. (OTCQB: AMCT)

Based in New York with operations in China, we are one of most experienced and recognizable total solutions education advisory services company in the United States (US). Our customized placement and career advisory services are designed to address the needs of the rising middle-class families in China for quality education and working experience in the US. We also deliver customized compliance training and advisory services to corporate clients in China in the food industry to help them meet the local regulatory and compliance requirements and standards. For more information, please visit: www.aec100.com.

Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar statements. All statements other than statements of historical fact in this press release are forward-looking statements and involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates, but involve a number of unknown risks and uncertainties, Further information regarding these and other risks is included in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and actual results may differ materially from the anticipated results. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements.

Contact:

American Education Center, Inc.

Nancy Qin

(212) 825-0437

f.qin@aec100.com

Investor Relations

Tony Tian, CFA

Weitian Group LLC

(732) 910-9692

tony.tian@weitian-ir.com